UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) October 19, 2006
                                                      ----------------

                        THE AFRICAN DIAMOND COMPANY, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

       NEVADA                      000-26211                  95-4666270
----------------------------    ----------------       ---------------------
(State or other jurisdiction      (Commission File         (IRS Employer
 of incorporation)                   Number)           Identification Number)


           277 West 11th Street, Suite 2F, New York, New York 10014
       ---------------------------------------------------------------
                   (Address of principal executive offices)


Registrant's telephone number, including area code    (212) 924-3548

                                                      --------------

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On October 19, 2006, our Board of Directors authorized the purchase (the "Purchase") of fifty-one percent (51%) of the issued and outstanding capital stock of Meepo Investment Consortium
(Pty) Ltd.  ("Meepo")

        In exchange for the shares of Meepo, the stockholders of Meepo received in the aggregate 16,000,000 restricted shares of the Registrant's common stock plus they will receive eighty percent (80%) of the first 12 months profit from operations, commencing from the date the recovery plant is fully operational, up to a maximum of R 10 million (ten million rand). These payments will be made quarterly in arrears, beginning December 31, 2006.


ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

        As described in Item 1 above, as a result of the acquisition, Redhand International has acquired fifty-one percent (51%) of the issued and outstanding capital stock of Meepo Investment Consortium (Pty) Ltd. Please see Item 1.01 above for additional disclosure regarding the Purchase.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.


(b)   EXHIBITS


Exhibit No.      Exhibits
-----------      --------
2.2              Stock Purchase Agreement by and between
                 The African Diamond Company Inc. dated October 19,
                 2006 and Meepo Investment Consortium (Pty) Ltd.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     THE AFRICAN DIAMOND COMPANY, INC.

Date  October 24, 2006
    ----------------------

                                      By: /s/ Deon Kotze
                                      --------------------------
                                              Deon Kotze
                                              President